





Frontier COMMUNICATIONS

Investor Update

Third Quarter 2016

NOVEMBER 1, 2016

Earnings Call Agenda

Strategic and Operational Review



Daniel McCarthy
PRESIDENT &
CHIEF EXECUTIVE OFFICER

Financial Results



Perley McBride
EXECUTIVE VICE PRESIDENT &
CHIEF FINANCIAL OFFICER

Third Quarter Highlights

- Achieved $1 billion Adjusted EBITDA* objective, despite lower revenue
- Improved subscriber trends in California, Texas, & Florida (CTF)
- Completed on-shoring of call centers positioning us well for 2017, although causing some disruption in Q3
- Revenue enhancement program in Legacy markets successfully identified opportunities to address underpriced situations
- Achieved eleventh quarter of sequential stability in SME revenue
- Upgraded >800k addressable households to 50 Mbps or higher speed capability, with an incremental 300k complete in CTF by Q1 '17

* Adjusted EBITDA is non-GAAP measure - see Appendix for a description of its calculation

Building a Stronger Competitor

WITH CLEAR STRATEGY TO DELIVER VALUE

- **Roadmap for incremental cost synergy attainment of $400 million through mid-year 2019, including $250 million by mid-2017**
- **Creating new Consumer and Commercial units**
  - Enables enhanced focus on SME (Small, Medium & Enterprise) as well as wholesale customers
  - Leveraging efforts already underway to build distribution in CTF and expand it in Legacy
  - Maintaining proven approach in consumer markets
- **Progressing with growth strategy for CTF and Legacy markets**
- **Committed to shareholder-friendly capital allocation and maintaining resource alignment with revenue trends**

Path to Growth

CTF Performance	Commercial Business Unit	Network Investments	Organizational Structure
• Ramp marketing in CTF to return to normal gross addition levels • Customer experience improvements to reduce churn • Increase close rates with both internal and external distribution channels	• Convert Existing Funnel into Sales • Adapt product portfolio based on customer segmentation • Focus on increasing customer retention • Incremental annual revenue opportunity in excess of $500 million	• Enhance CTF broadband capabilities in copper areas • CAF II deployment is expanding available market • Roll out Vantage product suite of enhanced video and broadband • Incremental annual revenue opportunity in excess of $500 million	• Specialization by customer type--consumer and commercial • Standardize network and service delivery across markets • Improve cost structure leveraging scale achieved with CTF

Key Financial Highlights

($ in Millions)	Q3 '16	Q2 '16
Total Revenues	**$2,524**	**$2,608**
Customer	$2,319	$2,381
Switched Access & Subsidy	$205	$227
Net Loss	($80)	($27)
Adjusted EBITDA*	**$999**	**$1,032**
Adjusted EBITDA Margin*	**39.6%**	**39.6%**
Net Cash provided by Operating Activities	$321	$693
CapEx	$403	$350
Adjusted Free Cash Flow*	**$168**	**$250**

* Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP measures - see Appendix for a description of their calculations

Frontier COMMUNICATIONS

Product & Customer Revenue

Sequential Customer Revenue Trends Improved in Legacy

($ in Millions)	Q3 '16	Q2 '16	Q1 '16
Voice services	$450	$457	$467
Data & internet services	$581	$585	$587
Video	$65	$68	$67
Other	$65	$58	$68
Total Legacy Customer Revenue	$1,161	$1,168	$1,189

($ in Millions)	Q3 '16	Q2 '16	Q1 '16
Residential	$570	$579	$583
Business	$591	$589	$606
Total Legacy Customer Revenue	$1,161	$1,168	$1,189

Data & Internet Revenue Stable; Video Down in CTF

($ in Millions)	Q3 '16	Q2 '16
Voice services	$359	$379
Data & internet services	$464	$463
Video	$327	$351
Other	$8	$20
Total CTF Customer Revenue	$1,158	$1,213

($ in Millions)	Q3 '16	Q2 '16
Residential	$702	$753
Business	$456	$460
Total CTF Customer Revenue	$1,158	$1,213

Customer Activity


Key Product Gross Additions (Legacy)
Q3 '16
Q2 '16
Q1 '16
Data
Video*


Key Product Churn (Legacy)
Q3 '16
Q2 '16
Q1 '16
Data
Video*


Key Product Gross Additions (CTF)
Q3 '16
Q2 '16
Q1 '16
Data
Video*


Key Product Churn (CTF)
Q3 '16
Q2 '16
Q1 '16
Data
Video*

* Video excludes Dish

Improved ARPC Profile

INCREASED RESIDENTIAL AVERAGE REVENUE PER CUSTOMER ("ARPC")



Legacy Operations
Customers
3.0M
3.0M
3.1M
$63.41
$63.05
$62.64
Q3 '16
Q2 '16
Q1 '16
CTF Operations
Combined
Customers
2.1M
2.2M
5.1M
5.2M
$110.94 w/o A/R impact
$108.69
$110.30
$83.28 w/o A/R impact
$82.34
$83.20
Q3 '16
Q2 '16
Q3 '16
Q2 '16

Operating Expenses & Adjusted EBITDA Margin

Improved Expense in Legacy Drove Higher Adjusted EBITDA Margin

	Legacy			CTF			Total		
($ in Millions)	Q3 '16	Q2 '16	% Change	Q3 '16	Q2 '16	% Change	Q3 '16	Q2 '16	% Change
Total Revenues	$1,312	$1,326	*(1.1%)*	$1,212	$1,282	*(5.5%)*	$2,524	$2,608	*(3.2%)*
Adjusted Operating Expenses*	$ 799	$ 821	*(2.7%)*	$ 726	$ 755	*(3.8%)*	$1,525	$1,576	*(3.2%)*
Adjusted EBITDA *	$ 513	$ 505	*1.6%*	$ 486	$ 527	*(7.8%)*	$ 999	$1,032	*(3.2%)*
Adjusted EBITDA Margin*	39.2%	38.1%		40.0%	41.2%		39.6%	39.6%	
Sequential change in Adjusted EBITDA Margin	*110 bps*			*-120 bps*			*0 bps*		

* Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are non-GAAP measures - see Appendix for a description of their calculations

2016 Capital Program

CapEx

- 3Q16 CapEx of $403 million
- Expect 2016 between $1.250 billion and $1.275 billion

Growth initiatives comprise approximately 50% of 2016 capital spending

- Broadband expansion, speed upgrades, and FTTH expansions
  - 50 Mbps and higher enabled for >800k households in 2016 plus 300k new builds in CTF
  - 170k CAF II households to be enabled by year-end, plus 90k in adjacent areas
- Ethernet expansions
- Expansions of new services to business customers
  - Providing additional capabilities in response to new Commercial unit
- New Video deployments
  - Vantage TV roll-out to 3 markets and 150k households in 2016
- IT capabilities to drive incremental revenue
- Housing growth

Balance Sheet

Balance Sheet

- 9/30/16 cash balance of $331 million
- Approximately $509 million in maturities in 2017 and $733 million in 2018
  - Cash from operations and available liquidity support debt retirement
- Net debt of $17.6 billion
- Continued focus on improving free cash flow and delevering



($ in Millions)
Debt Maturity Schedule
$800
$600
$400
$200
$0
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18
Q3 '18
Q4 '18
Senior Notes
Term Loans/Other

Adjusted Free Cash Flow / Common Dividend Payout


($ in Millions)
$869
$859
$909
$848
49%
49%
48%
54%
$422
$422
$439
$458
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Trailing 4 Quarters Adj. Free Cash Flow
Common Dividends
LTM Adj. Dividend Payout Ratio

Adjusted Free Cash Flow, Common Dividends (Adj.), and LTM Adj. Dividend Payout Ratio are non-GAAP measures; see Appendix for a description of their calculations. We have made adjustments to exclude the impact of financing raised in conjunction with the acquisition of the CTF operations during the periods prior to our ownership (Q3 '15 - Q1 '16).

Refined 2016 Guidance

Q4 Adjusted EBITDA*	> $1 billion
Capital Spending	$1,250 million to $1,275 million
Cash Taxes	$100 million to $110 million refund
Cash Pension Contribution	$10 million to $15 million
Interest Expense	Approximately $1.53 billion to $1.54 billion $1.34 billion to $1.35 billion excluding Q1 interest on acquisition financing
Adjusted Free Cash Flow*	$920 million to $950 million

* Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP measures - see Appendix for a description of their calculations

2017 Outlook

2017 Adjusted EBITDA*	> $4 billion
Capital Spending	$1.2 billion to $1.3 billion
Cash Taxes	Cash taxes near zero

* Adjusted EBITDA is non-GAAP measures - see Appendix for a description of its calculation

Appendix

Safe Harbor Statement

FORWARD-LOOKING LANGUAGE

This document contains "forward-looking statements," related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the acquisition of properties from Verizon, including our ability to successfully operate the acquired business, our ability to realize anticipated cost savings, our ability to enter into or obtain, or delays in entering into or obtaining, agreements and consents necessary to operate the acquired business as planned, on terms acceptable to us, and increased expenses incurred due to activities related to the transaction; our ability to meet our debt and debt service obligations; competition from cable, wireless and wireline carriers and satellite companies and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to implement successfully our recently announced organizational structure changes; reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2016 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology breaches data security breaches or other disruptions; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, adjusted operating expenses, adjusted net income, adjusted earnings per share and dividend payout ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) evaluate our regional financial performance, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) together provide a more comprehensive view of our core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), investment and other income, interest expense and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, severance costs and non-cash pension/OPEB costs. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. We believe that these non-GAAP measures provide useful information for investors in evaluating our operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, severance costs, certain income tax items and the income tax effect of these items. Adjustments have also been made to exclude the financing costs and related income tax effects associated with the Verizon Transaction, including interest expense and preferred dividends prior to our ownership of the CTF Operations. Adjusting for these items allows investors to better understand and analyze our financial performance over the periods presented.

Adjusted earnings per share is calculated by dividing adjusted net income (loss) attributable to Frontier common shareholders by the weighted average shares outstanding – basic.

Free Cash Flow, as used by management in the operation of its business, is defined as net cash provided from operating activities less capital expenditures for business operations and preferred dividends. In determining free cash flow, further adjustments are made to add back acquisition and integration costs, and interest expense on commitment fees, which provides a better comparison of our core operations from period to period. Changes in working capital accounts are excluded from this calculation due to seasonality and specific timing of cash receipts and disbursements between various reporting periods.

Adjusted Free Cash Flow is defined as free cash flow, as described above and adding back interest expense on incremental debt and dividends paid, prior to our ownership of the CTF operations, on debt incurred and preferred stock issued to finance the Verizon Acquisition.

Management uses free cash flow and adjusted free cash flow to assist it in comparing performance and liquidity from period to period and to obtain a more comprehensive view of our core operations and ability to generate cash flow. We believe that these non-GAAP measures are useful to investors in evaluating cash available to service debt and pay dividends. In addition, we believe that adjusted free cash flow provides a useful comparison from period to period because it excludes the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations. These non-GAAP financial measures have certain shortcomings; they do not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments, changes in working capital and common stock dividends are not deducted in determining such measures. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Dividend Payout Ratio is calculated by dividing the dividends paid on common stock by free cash flow. Management uses the dividend payout ratio as a metric to indicate how much money Frontier is returning to our shareholders. We have made adjustments to exclude the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations, which we believe provides a useful comparison from period to period.

Adjusted Operating Expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, severance costs and non-cash pension/OPEB costs. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier's performance.

The information in this presentation should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

($ in Millions)	Three Months	Trailing 12 Months				
	Q3 '16	Q3 '15	Q4 '15	Q1 '16	Q2 '16	Q3 '16
Free Cash Flow						
Net cash provided by (used by) operating activities	$ 321	$ 1,289	$ 1,301	$ 992	$ 1,316	$ 1,292
Add back (subtract):						
Capital expenditures - Business operations	(403)	(684)	(710)	(747)	(920)	(1,146)
Acquisition and integration costs	122	219	236	317	409	474
Deferred income taxes	(8)	117	167	252	452	166
Income tax benefit	(46)	(107)	(165)	(252)	(263)	(286)
Dividends on preferred stock	(54)	(67)	(120)	(174)	(227)	(214)
Non-cash (gains)/losses, net	(38)	(221)	(227)	(214)	(168)	(135)
Changes in current assets and liabilities	230	51	(115)	(66)	(393)	76
Pension/OPEB costs	24	-	10	24	45	71
Cash paid (refunded) for income taxes	3	(62)	(28)	21	24	35
Severance Costs	11					11
Stock based compensation	6	24	27	28	29	28
Interest expense - commitment fees	-	183	184	137	64	13
Dividends on preferred stock		67	120	174	174	107
Incremental interest on new debt		11	189	367	367	356
Adjusted free cash flow	**$ 168**	**$ 820**	**$ 869**	**$ 859**	**$ 909**	**$ 848**
Dividends paid on common stock	$ 124	$ 434	$ 456	$ 474	$ 491	$ 493
Less: dividends on June 2015 common stock issuance	-	(17)	(34)	(52)	(52)	(35)
Dividends paid on common stock, as adjusted	**$ 124**	**$ 417**	**$ 422**	**$ 422**	**$ 439**	**$ 458**
Dividend payout ratio*	74.0%	50.9%	48.6%	49.2%	48.4%	54.0%

* Dividends paid on common stock, as adjusted, divided by adjusted free cash flow

Non-GAAP Financial Measures

($ in millions)	For the quarter ended							
	September 30, 2016			June 30, 2016				
	Consolidated Amount	CTF Operations	Frontier Legacy	Consolidated Amount	CTF Operations	Frontier Legacy	March 31, 2016	September 30, 2015
EBITDA								
Net Loss	$ (80)	$ NA	$ NA	$ (27)	$ NA	$ NA	$ (186)	$ (14)
Add back (subtract):								
Income tax benefit	(46)	NA	NA	(48)	NA	NA	(118)	(24)
Interest expense	386	NA	NA	386	NA	NA	373	246
Investment and other income, net	4	NA	NA	-	NA	NA	(11)	(1)
Operating income	264	190	74	311	264	47	58	207
Depreciation and amortization	578	277	301	575	262	313	316	325
EBITDA	**842**	**467**	**375**	**886**	**526**	**360**	**374**	**532**
Add back:								
Acquisition and integration costs	122	-	122	127	-	127	138	58
Pension/OPEB costs	24	11	13	19	1	18	16	(3)
Severance costs	11	8	3	-	-	-	-	1
Adjusted EBITDA	**$ 999**	**$ 486**	**$ 513**	**$ 1,032**	**$ 527**	**$ 505**	**$ 528**	**$ 588**
EBITDA margin	33.4%	38.4%	28.7%	34.0%	41.1%	27.1%	27.6%	37.5%
Adjusted EBITDA margin	39.6%	40.0%	39.2%	39.6%	41.2%	38.1%	38.9%	41.4%
Adjusted Operating Expenses								
Total operating expenses	**$ 2,260**	**$ 1,022**	**$ 1,238**	**$ 2,297**	**$ 1,018**	**$ 1,279**	**$ 1,297**	**$ 1,217**
Subtract:								
Depreciation and amortization	578	277	301	575	262	313	316	325
Acquisition and integration costs	122	-	122	127	-	127	138	58
Pension/OPEB costs	24	11	13	19	1	18	16	(3)
Severance costs	11	8	3	-			-	1
Adjusted operating expenses	**$ 1,525**	**$ 726**	**$ 799**	**$ 1,576**	**$ 755**	**$ 821**	**$ 827**	**$ 836**

Frontier COMMUNICATIONS

Pro Forma Financials for CTF

($ in millions)	For the three months ended March 31, 2016	For the year ended December 31, 2015	For the three months ended December 31, 2015	For the three months ended September 30, 2015	For the three months ended June 30, 2015 (1)	For the three months ended March 31, 2015 (1)	For the year ended December 31, 2014 (1)(3)
VSTO Revenue	$ 1,394	$ 5,740	$ 1,430	$ 1,411	$ 1,451	$ 1,448	$ 5,791
Pro Forma Adjustments:							
Contracts not transferred	(3)	(16)	(5)	(2)	(5)	(4)	(19)
Bad debt expense	(13)	(55)	(7)	(13)	(16)	(19)	(68)
Contracts retained by Verizon	(19)	(88)	(20)	(23)	(19)	(26)	(88)
VSTO Pro Forma Revenues	$ 1,359	$ 5,581	$ 1,398	$ 1,373	$ 1,411	$ 1,399	$ 5,616
VSTO Costs/Expenses:	$ 1,054	$ 3,977	$ 797	$ 1,099	$ 1,035	$ 1,046	$ 4,775
Pro Forma Adjustments:							
Contracts not transferred	1	2	2	1	-	(1)	(4)
Bad debt expense	(13)	(55)	(7)	(13)	(16)	(19)	(68)
Pension/OPEB costs(2)	(19)	132	234	(75)	(16)	(11)	(635)
Contracts retained by Verizon	(18)	(86)	(18)	(23)	(19)	(26)	(86)
VSTO Pro Forma Costs/Expenses	$ 1,005	$ 3,970	$ 1,008	$ 989	$ 984	$ 989	$ 3,982
VSTO EBITDA	$ 354	$ 1,611	$ 390	$ 384	$ 427	$ 410	$ 1,634
Add: Pension/OPEB	6	28	5	16	1	6	30
VSTO Adjusted EBITDA	$ 360	$ 1,639	$ 395	$ 400	$ 428	$ 416	$ 1,664
Frontier Revenue	$ 1,355	$ 5,576	$ 1,413	$ 1,424	$ 1,368	$ 1,371	$ 5,775
Frontier Costs/Expenses (excluding depreciation and amortization)	981	3,511	912	892	840	867	3,598
Frontier EBITDA	374	2,065	501	532	528	504	2,177
Add: Acquisition and integration costs	138	236	86	58	35	57	142
Add: pension/OPEB costs	16	10	13	(3)	(2)	2	(7)
Frontier Adjusted EBITDA	$ 528	$ 2,311	$ 600	$ 587	$ 561	$ 563	$ 2,312
Combined Pro Forma EBITDA	$ 728	$ 3,676	$ 891	$ 916	$ 955	$ 914	$ 3,811
Add: Acquisition and integration costs	138	236	86	58	35	57	142
Add: pension/OPEB costs	22	38	18	13	(1)	8	23
Combined Pro Forma Adjusted EBITDA	$ 888	$ 3,950	$ 995	$ 987	$ 989	$ 979	$ 3,976

(1) For the three months ended 6/30/15 and 3/31/15, and the year ended 12/31/14, an adjustment to expenses for $8 million, $5 million and $28 million, respectively, was excluded as it was subsequently reversed by Verizon in the VSTO (Verizon's Separate Telephone Operations) financial statements
(2) Pension/OPEB adjustment for Mark to Market and inactive employees
(3) Includes the pro forma results of the Connecticut Operations for the period of January 1, 2014 through October 24, 2014

Non-GAAP Financial Measures - Trending Schedule

	For the three months ended										
(Amounts in thousands, except ARPC)	September 30, 2016 (1)	June 30, 2016 (1)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014 (2)	September 30, 2014	June 30, 2014	March 31, 2014
LEGACY:											
Residential Customers			3,088	3,124	3,147	3,175	3,193	3,205	2,740	2,762	2,794
Residential Customer Net Additions			(36)	(23)	(28)	(18)	(12)	465	(22)	(32)	(9)
Residential Customer ARPC			$ 62.64	$ 63.14	$ 63.83	$ 64.43	$ 64.13	$ 65.67	$ 60.34	$ 59.64	$ 59.07
Residential Customer Monthly Churn			1.83%	1.76%	1.97%	1.78%	1.78%	1.62%	1.86%	1.80%	1.63%
Broadband			2,487	2,462	2,434	2,406	2,377	2,360	1,953	1,932	1,904
Broadband net additions			25	28	28	29	17	407	21	28	37
Total Video			543	554	560	569	574	582	396	394	390
Video net additions			(11)	(6)	(9)	(5)	(8)	186	2	4	5
VSTO:											
Total Voice Connections			3,256	3,351	3,416	3,492	3,578	3,654	3,714	3,778	3,855
Voice Connection net additions			(95)	(65)	(76)	(86)	(76)	(60)	(64)	(77)	(82)
Total Broadband Connections			2,121	2,143	2,149	2,161	2,178	2,180	2,177	2,168	2,166
Total Broadband net additions			(22)	(6)	(12)	(17)	(2)	3	9	2	(5)
FIOS Internet Subscribers			1,624	1,616	1,598	1,581	1,571	1,548	1,525	1,492	1,465
Total FIOS Broadband net additions			8	18	17	10	23	23	33	27	17
High Speed Internet Subscribers			497	527	551	580	607	632	652	676	701
Total High Speed Internet net Additions			(30)	(24)	(29)	(27)	(25)	(20)	(24)	(25)	(22)
FIOS Video			1,185	1,192	1,197	1,201	1,203	1,196	1,181	1,167	1,155
Total Fios Video net additions			(7)	(5)	(4)	(2)	7	15	14	12	5
CONSOLIDATED:											
Residential Customers	5,073	5,228									
Residential Customer Net Additions	(155)										
Residential Customer ARPC	$ 82.34	$ 83.20									
Residential Customer Monthly Churn	2.08%	1.91%									
Total Broadband	4,404	4,503									
Broadband net additions	(99)										
Total Video	1,526	1,618									
Video net additions	(92)										

(1) 2,321,000 residential customers, 2,093,000 broadband subscribers and 1,187,000 video subscribers were acquired at the time of the April 2016 acquisition of CTF operations

(2) Within the Legacy section 468,200 residential customers, 384,800 broadband subscribers and 191,600 video subscribers were acquired at the time of the October 2014 CT Acquisition